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CommScope and Andrew Transition News

August 16, 2007

Welcome to the third edition of CommScope and Andrew Transition News, our vehicle for communicating with everyone about the progress of bringing together our two strong companies.

Key Developments

•              Antitrust review status in United States

•              S-4 filed with US SEC

•              Employee questions

US Antitrust Status

As we have noted previously, filings seeking antitrust approval of CommScope’s acquisition of Andrew have been made with the US Department of Justice (DOJ) as required under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended. Both companies yesterday were notified of a request for additional information (known as a second request) by the DOJ. This second request extends the waiting period imposed by the HSR Act until 30 days after CommScope and Andrew have substantially complied with the second requests, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. CommScope and Andrew intend to cooperate fully with the DOJ. The companies continue to expect to close the transaction before the end of calendar year 2007.

“This request for additional information from the DOJ is a normal part of the regulatory process,” said Frank Drendel, chairman and chief executive officer, CommScope. “We continue to believe the transaction will be approved in each relevant jurisdiction and plan to work toward a prompt closing of the proposed transaction.”

The following answers help explain this step in our merger process:

What is Hart-Scott-Rodino?

HSR is a set of amendments to the antitrust laws of the US, which are designed to provide a mechanism for the routine review of significant mergers so as to ensure that such mergers will not diminish competition. Companies with substantial US business that intend to merge must file notifications with the US antitrust agencies (the

Department of Justice and Federal Trade Commission) under the HSR Act. The filing describes the proposed transaction and the parties to it.

What is a second request?

Upon the HSR filing, a 30-day waiting period occurs during which time regulatory agencies may request further information in order to help them assess whether the proposed transaction might violate the antitrust laws of the United States. The submission of a second request to the parties from a regulatory agency, which automatically extends the waiting period, does not mean that the agency opposes the transaction, but only that the agency needs more time and information to assess the matter.

Will the closing date of the acquisition change?

We are working to address the DOJ’s questions and believe the transaction will be approved by the DOJ and all necessary authorities in other jurisdictions. We continue to expect to close the transaction by the end of calendar year 2007.

What is the impact of this second request on our integration efforts and the work of the various teams?

The second request likely will delay the work of some of the integration teams, especially those addressing competitive areas, until we are able to secure the necessary antitrust clearances. The integration teams will be notified by the Integration Steering Team (led by Bob Hudzik, Eddie Edwards, and Ted Hally) as to how their work is affected by the second request. During the review period, employees working on integration issues are reminded to preserve all documents relating to the integration process and to consult with Bob, Ted, Eddie or their respective company legal counsel on any questions concerning permissible integration activities.

Will executive leadership of the new CommScope be announced later this month, as previously indicated?

That announcement likely will be delayed until we are further along in the HSR process.

When do we expect to complete the second request process and achieve HSR approval?

Once we have substantially complied with the second request, there is another 30-day waiting period for DOJ to decide whether to challenge the transaction based on the information it has collected. DOJ could terminate the waiting period sooner, or we could voluntarily extend it. If the waiting period expires without a DOJ challenge, the US regulatory review process is over. While a specific date is unknown at this time, we still expect to close the transaction before the end of calendar 2007.

We will provide more detail as soon as we can.

S-4 Filed with SEC

CommScope filed a registration statement on Form S-4 (which included a preliminary prospectus and Andrew’s proxy statement) with the US Securities and Exchange Commission on Monday, August 13. The definitive proxy statement/prospectus is expected to be sent to Andrew shareholders shortly after the registration statement is declared effective by the SEC. It is a detailed document that will provide shareholders with the information necessary to evaluate and vote on the proposed merger.

Employee Frequently Asked Questions

Employees from both companies have asked many good questions about our proposed combination. We will attempt to answer several of them in each issue of Transition News. You can submit transition questions to: communications@andrew.com

We encourage you to discuss issues and concerns with your manager or Human Resources contact, as we may not be able to answer all questions in upcoming news updates. Here are some recently submitted questions:

Will Andrew employees keep their years of service after they become CommScope employees?

A: Yes. Years of service with Andrew will be carried over with all employees who join the new CommScope.

When will Satellite Communications employees know about their future in regards to the sale?

A: That is still uncertain. The process of selling the SatCom business continues.

Forward-Looking Statements

This document may contain forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s stockholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. For a more complete description of factors that could cause such a difference, as well as risk and uncertainties generally applicable to CommScope and Andrew, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope filed a registration statement with the SEC on Form S-4 (File No. 333-145398) containing a preliminary proxy statement/prospectus and CommScope and Andrew expect to mail a definitive proxy statement/prospectus to Andrew’s stockholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY.

The registration statement and the proxy statement/prospectus contain important information about CommScope, Andrew, the merger, and related matters. Investors and security holders may obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov. In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations	Investor Relations
CommScope, Inc.	Andrew Corporation
1100 CommScope Place, SE	3 Westbrook Corporate Center
P.O. Box 339	Suite 900
Hickory, North Carolina 28602 U.S.A.	Westchester, Illinois 60154 U.S.A.
Phone: 1-828-324-2200	Phone: 1-800-232-6767 or 1-708-236-6616
Fax: 1-828-982-1708	Fax: 1-708-492-3774
E-mail: investor.relations@commscope.com	E-mail: investor.relations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction. Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007. Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006. Other information regarding the participants in the proxy solicitation is contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

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